EXHIBIT 10.53

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Sanomedics International Holdings, Inc.

PROMISSORY NOTE

Note No. 1.2.d	August 30, 2013

$500,000.00

FOR VALUE RECEIVED, Sanomedics International Holdings, Inc., a Delaware corporation ("Company"), and Anovent, Inc., a Florida corporation (“Buyer” and collectively with Company, “Maker”) jointly and severally promise to pay to Mark R. Miklos ("Holder"), or his registered assigns, the principal sum of up to $500,000.00, or such lesser amount as shall then equal the outstanding principal amount hereof, together with simple interest from the date of this Note on the unpaid principal balance at a rate equal to five percent (5%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days; provided; however; that notwithstanding anything contained to the contrary herein, the principal balance of this note shall be unilaterally reduced by the Company if: (i) the EBITDA (as defined and as determined by the Purchase Agreement (as defined below)) for the fiscal year ended December 31, 2013 (“2013 EBITDA”) is less than $975,000.00; and/or (ii) the EBITDA for the fiscal year ended December 31, 2014 (“2014 EBITDA”) is less than $975,000.00 (Therefore, by way of example, if 2013 EBITDA is $950,000.00; the principal balance of the Promissory Note B shall be reduced by $25,000.00 and the initial annual payment shall be reduced by the same amount). On the day following the first first anniversary of the date hereof and on the day following the second anniversary of the date hereof for a total of two (2) annual installments of principal and accrued interest, the Company shall pay to the Holder the amount of Two Hundred Sixty Eight Thousand Nine Hundred Two Dollars and 44/100 (US$ $268,902.44) less any reductions based upon EBITDA as set forth above. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and immediately payable to the Holder on April 25, 2015 (the "Maturity Date"). At the Holder’s option, this Note can be paid in shares of common stock of the Company in lieu of cash at a price per share to be mutually agreed upon by the Company and Holder.

This Note is being issued pursuant to the terms of the Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, the Holder, Buyer, and Prime Time Medical, Inc., a Florida corporation wholly owned by the Holder (“PrimeTime”), dated the date hereof whereby the Holder sells, assigns and transfers all of the issued and outstanding equity of PrimeTime to Buyer. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time is the registered holder of this Note.

(b) "Maker" includes the Company and Buyer, jointly and severally, and any Person which shall succeed to or assume the obligations of either Company or Buyer under this Note.

(c) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(d) "Transaction Documents" shall mean the Purchase Agreement, the Short Term Promissory Note, Promissory Note A, Promissory Note B, and any other agreements or documents referenced in the Purchase Agreement, together with any exhibits thereto.

2. Payments. Permitted partial prepayments shall not affect or vary the duty of Maker to pay all obligations when due, and they shall not impair the right of Holder to pursue all remedies available to him hereunder. Each payment shall be applied first to the payment of accrued interest, if any, and second, to the payment of principal. Maker agrees to make payments required hereunder without setoff or counterclaim, and this Note shall not be subject to any such setoff or counterclaim. Absent manifest error, the records of Holder shall be conclusive as to amounts owed. All payments of principal of and interest on this Note shall be made by Maker to Holder in immediately available funds and lawful money of the United States of America, at Holder’s address set forth in the Purchase Agreement, or at such other place in the United States of America as Holder shall designate to Maker in writing, or by wire transfer to a United States of America account designated by Holder in writing. If any payment on this Note is due on a day that is not a Business Day (as defined below), such payment shall be due on the next succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday or legal holiday of the State of Florida.

3. Reserved.

4. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

(a) Maker shall fail to pay any payment of principal or interest on this Note on the date it becomes due and payable (whether by demand or by acceleration or otherwise);

(b) If any Event of Default shall exist under any note payable to Seller from Maker, including without limitation the Short Term Promissory Note, Promissory Note A, Promissory Note B;

(c) Maker shall breach any other provision of this Note, the Security Agreement, or any other Transaction Document and such breach remains uncured for ten days;

(d) Any representation or warranty of Maker made or deemed to be made hereunder or in any Transaction Document, or in any other writing or certificate furnished by or on behalf of Maker to Holder for the purposes of or in connection with this Note, is incorrect in any respect;

(e) Maker shall surrender or lose possession of (other than to Holder), sell, encumber, lease, rent, option, or otherwise dispose of or transfer any portion of the Collateral (as defined in the Security Agreement) or any right or interest therein, or shall allow any lien or security interest to be incurred against any of the Collateral, in each case without the prior written consent of Holder;

(f) Any judgment or order for the payment of money shall be rendered against Maker;

(g) Maker shall become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

(h) Voluntary Bankruptcy or Insolvency Proceedings. Maker shall; (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, or (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

(i) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker or of all or a substantial part of their property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

5. Rights of Holder upon Default. Upon the occurrence or existence of an Event of Default referred to in Paragraphs 3(a) through 3(g) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to Maker, declare all outstanding obligations payable by Maker hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Paragraphs 3(h) and 3(i), immediately and without notice, all outstanding obligations payable by Maker hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Additionally, upon the occurrence or existence of an Event of Default, Holder may, at his option exercise any and all rights and remedies available to Holder under applicable law or pursuant to the Security Agreement, including, without limitation, the right to collect from Maker all sums due under this Note. Further, notwithstanding anything to the contrary, upon the occurrence of an Event of Default, the rate of interest on the unpaid principal shall be increased at Holder’s discretion, beginning with the date of the Event of Default, up to the lesser of 18% per annum or the maximum allowed by applicable law (the “Default Rate”). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving Maker a right to cure any default. At Holder’s option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. The remedies of Holder shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise.

6. Cost of Collection. Maker shall pay all costs of collection, including reasonable attorneys’ fees, on failure to pay any principal or interest when due on this Note. Reasonable attorneys’ fees are defined to include, but not be limited to, all fees and costs incurred in all matters of collection and enforcement, construction and interpretation, before, during and after suit, trial, proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditors’ reorganization or similar proceedings, or which arise without filing suit.

7. Successors and Assigns. Subject to the restrictions on transfer described in Sections 7 and 8 below, the rights and obligations of Maker and Holder hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Maker and Holder.

9. Transfer of this Note. With respect to any offer, sale or other disposition of this Note, Holder will give written notice to Maker prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, Maker, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to Maker. If a determination has been made pursuant to this Section 7 that the opinion of counsel for Holder is not reasonably satisfactory to Maker, Maker shall so notify the Holder promptly after such determination has been made. The Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Act"), unless in the opinion of counsel for Maker such legend is not required in order to ensure compliance with the Act. Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions. Prior to presentation of this Note for registration of transfer, Maker shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Maker shall not be affected by notice to the contrary.

10. Assignment by Maker. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Maker without the prior written consent of Holder.

11. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of a facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address on the register maintained by the Maker, and (ii) if to the Maker, at the address of its principal corporate offices (Attn: David C. Langle, CFO), or at such other address as a party may designate by ten (10) days' advance written notice to the other party pursuant to the provisions above.

12. Payment; Prepayment.

(a) Payment shall be made in lawful tender of the United States.

(b) The Maker shall have the right to prepay at any time, without penalty, in whole or in part, the unpaid principal and interest due on this Note.

13. Usury. In the event that any payment of principal or interest provided for herein is not paid by Maker when due (including the entire unpaid balance of this Note in the event such amount is made immediately due and payable pursuant to the terms hereof), then Maker shall pay interest on such amounts not paid when due at a rate per annum one percent (1%) higher than the rate otherwise applicable hereunder. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

14. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions of the State of Florida or of any other state. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the courts of the State of Florida, Hillsborough County, or if it has or can acquire jurisdiction, in the United States District Court sitting in Tampa Florida. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the courts of the State of Florida, Hillsborough County and the United States District Court, and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.

15. Waiver. Maker waives protest, demand, presentment and notice of dishonor, notice of the maturity, nonpayment, and all requirements necessary to hold him liable as Maker. Failure by Holder, at any time, to exercise any of Holder’s options or rights hereunder or to accelerate the debt upon an Event of Default hereunder, shall not be construed as (i) a novation of this Note; (ii) a waiver of the right of Holder to thereafter insist upon strict compliance with the terms of this Note; or (iii) a bar to exercise any of Holder’s options or rights at a later date. No waiver of any default or Event of Default hereunder shall operate as a waiver of any other default or Event of Default hereunder. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event. Time is of the essence with regard to this Note. No delay or omission on the part of Holder in exercising any right or remedy shall operate as a waiver thereof and no single or partial exercise by Holder of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.

16. Waiver of Jury Trial. MAKER AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER ENTERING INTO THE TRANSACTION CONTEMPLATED BY THIS NOTE.

17. Final Agreement. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND HOLDER WITH REGARD TO THE SUBJECT MATTER OF THIS NOTE. This Note and the Security Agreement embodies the final and entire agreement of Maker and Holder, and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of Maker and Holder.

18. Signatures. It is agreed that this Note may be executed by facsimile or electronic (email) and that such signatures transmitted by facsimile or email shall be binding on the parties. It is further agreed that if electronic signatures are used, each party hereto agrees to manually execute this Note, or if manual signatures are transmitted by facsimile or email, then, upon execution of this Note, each party hereto agrees to return manually signed fully executed originals to the other party. Until such time as such manually signed originals are fully executed by the parties and delivered, or in the event such does not occur, the fully executed agreement transmitted with electronic signature or by facsimile or email, shall remain the binding agreement of the parties.

19. Documentary Stamps. Maker shall pay all necessary documentary stamp taxes due on the obligation evidenced by this Note.

[Remainder of this page intentionally left blank; signatures to follow.]

IN WITNESS WHEREOF, Maker has caused this Note to be issued as of the date first written above.

SANOMEDICS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Keith Houlihan
Keith Houlihan President

Anovent, Inc.

By:	/s/ Keith Houlihan
Keith Houlihan President